Exhibit 32.1

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

With reference to the Quarterly Report of FibroBiologics, Inc. (the “Company”), on Form 10-Q for the period ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Pete O’Heeron, Chief Executive Officer of the Company, and Robert E. Hoffman, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Pete O’Heeron
Pete O’Heeron
Chief Executive Officer

/s/ Robert E. Hoffman
Robert E. Hoffman
Interim Chief Financial Officer

Date: November 12, 2024